UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

iPCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification Number)

1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of Principal Executive Offices)	(Zip Code)

(847) 885-2833
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

At the Annual Meeting of Stockholders of iPCS, Inc. (the “Company”) held on September 28, 2006 (the “2006 Annual Meeting”), the Company’s stockholders approved the amendment and restatement of the Company’s Amended and Restated 2004 Long-Term Incentive Plan (the “iPCS Plan”) and the Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Horizon Plan”).

The iPCS Plan and the Horizon Plan had previously been approved by the Company’s Board of Directors, subject to stockholder approval. Detailed descriptions of the terms of the iPCS Plan and the Horizon Plan are contained in the Company’s Proxy Statement for the 2006 Annual Meeting under the captions: Approval of the iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan (Proposal 2) and Approval of Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan (Proposal 3), respectively, and are incorporated by reference herein.

The foregoing descriptions of the iPCS Plan and Horizon Plan do not purport to be complete and are qualified in their entirety by the terms and conditions of the iPCS Plan and Horizon Plan, copies of which are filed as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.
Exhibit 99.1	iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan.
Exhibit 99.2	Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: September 28, 2006	By:	/s/ STEBBINS B. CHANDOR, JR.
Stebbins B. Chandor, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
Exhibit 99.1	iPCS, Inc. Amended and Restated 2004 Long-Term Incentive Plan.
Exhibit 99.2	Horizon PCS, Inc. Amended and Restated 2004 Stock Incentive Plan.